UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

BLOCKBUSTER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas		75270
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 854-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 1.03 is herein incorporated by reference.

Item 1.03.	Bankruptcy or Receivership.

On September 23, 2010, the Blockbuster Inc. (the “Company”) and certain of its domestic subsidiaries (the “Filing Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) case number 10-14997. The Company’s foreign subsidiaries (collectively, the “Non-Filing Entities”) were not part of the Bankruptcy Filing. The Debtors will continue to operate their businesses in the ordinary course of business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Non-Filing Entities will continue to operate in the ordinary course of business.

On September 23, 2010, in connection with the Bankruptcy Filing, the Company entered into a Plan Support Agreement (the “Plan Support Agreement”) with certain beneficial owners (or advisors, nominees or investment managers for such beneficial owners) of those 11.75% Senior Secured Notes due 2014 (the “Senior Secured Notes”), who collectively hold approximately 80.1% of the Senior Secured Notes (collectively, the “Consenting Noteholders,” and together with the Company, the “Parties”), issued by the Company pursuant to that certain indenture dated as of October 1, 2009 among the Company, the Subsidiary Guarantors party thereto, and U.S. Bank, National Association, as trustee. Pursuant to the terms of the Plan Support Agreement, the Parties commit to implement a financial restructuring of the Company’s indebtedness and other obligations through a solicitation of votes for a chapter 11 plan of reorganization of the Company.

The foregoing description of the Plan Support Agreement is qualified in its entirety by reference to the Plan Support Agreement attached hereto as Exhibit 10.1, and the Plan Support Agreement is incorporated herein by reference.

A copy of the press release announcing the Bankruptcy Filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate Or Increase A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.03 above constituted an event of default with respect to the following debt instruments (the “Debt Documents”):

•

Indenture, dated as of October 1, 2009, by and among Blockbuster Inc., the subsidiary guarantors parties thereto and U.S. Bank National Association, as Trustee, with respect to approximately $630,000,000 principal and accrued and unpaid interest on outstanding debt securities in the form of 11.75% Senior Notes; and

•

Indenture, dated as of August 20, 2009, by and among Blockbuster Inc., the subsidiary guarantors parties thereto and Bank of New York Trust Company, as Trustee, with respect to approximately $300,000,000 principal and accrued and unpaid interest on outstanding debt securities in the form of 9% Senior Subordinated Notes.

The Debt Documents provide that as a result of the Bankruptcy Filing the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are stayed as a result of the Bankruptcy Filing and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Plan Support Agreement, dated September 23, 2010 by and between the Company and the Consenting Noteholders

99.1	Press Release, dated September 23, 2010

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Company’s Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company will operate under the chapter 11 cases; (vii) risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; (viii) the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan; (x) increased legal costs related to the Bankruptcy Filing and other litigation; (xi) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, movie studios, suppliers and service providers and to retain key executives, managers and employees. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: September 23, 2010

	By:	/S/ ROD MCDONALD
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Plan Support Agreement, dated September 23, 2010 by and between the Company and the Consenting Noteholders

99.1	Press Release, dated September 23, 2010